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                                                                   EXHIBIT 99.14




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated September 14, 2000, relating to the financial statements and financial highlights of Scudder Small Company Value Fund appearing in the July 31, 2000 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Auditors" in such Registration Statement. We further consent to the reference to us under the heading "Financial Highlights" in the Prospectus of Scudder Small Company Value Fund dated October 1, 2000 and under the headings "Administrative Fee" and "Experts" in the Statement of Additional Information of Scudder Small Company Value Fund dated October 1, 2000 which are incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
December 5, 2000
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 19, 2000 for Kemper Small Cap Value Fund in the Registration Statement (Form N-14) and related Proxy Statment/Prospectus of Kemper Value Series, Inc. filed with the Securities and Exchange Commission under the Securities Act of 1933.

                                                 ERNST & YOUNG LLP

Chicago, Illinois
December 6, 2000